Exhibit 99.1
FOR IMMEDIATE RELEASE

Jackson Announces Outstanding Third Quarter 2025 Results

LANSING, Mich. — November 4, 2025 — Jackson Financial Inc. (NYSE: JXN) (Jackson®) today announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Key Highlights

▪Retail annuity sales1 of $5.4 billion in the third quarter of 2025, up 2% from the third quarter of 2024, reflecting continued strong demand across our product suite
–Variable annuity sales1 of $2.9 billion in the third quarter of 2025, up 8% from the third quarter of 2024, reflecting higher sales of products without lifetime benefits
–Record registered index-linked annuity (RILA) sales of $2.1 billion in the third quarter of 2025, up 28% from the third quarter of 2024
–Fixed and fixed index annuity sales of $444 million in the third quarter of 2025, down 57% from a strong sales level in the third quarter of 2024
▪Institutional sales for the third quarter of 2025 were up 34% to $1 billion compared to the third quarter of 2024, while sales for the nine months ended September 30, 2025 were up 142% to $3.5 billion compared to the nine months ended September 30, 2024
▪Robust sales for spread products are supported by capabilities added at PPM America, Inc. (PPM), our asset management subsidiary, to source higher yielding assets. These sales, combined with a focus on growing third-party business, contributed to an 18% increase in PPM assets under management (AUM) from the third quarter of 2024.
▪Net income attributable to Jackson Financial Inc. common shareholders of $65 million, or $0.92 per diluted share in the third quarter of 2025, compared to $(480) million, or $(6.37) per diluted share in the third quarter of 2024
▪Adjusted operating earnings2 of $433 million, or $6.16 per diluted share in the third quarter of 2025, compared to $350 million, or $4.60 per diluted share in the third quarter of 2024, primarily reflecting higher spread income from growth in average RILA and Institutional AUM, lower operating expenses, and a reduced share count due to repurchases
▪Robust capital position at the operating company, with total adjusted capital of over $5.6 billion as of September 30, 2025, and an estimated risk-based capital (RBC) ratio at Jackson National Life Insurance Company (JNL) of 579%
▪Jackson (parent company only) net cash provided by (used in) operating activities of $22 million in the third quarter of 2025, and $27 million and $23 million for the nine and 12 months ended September 30, 2025, respectively
▪Free cash flow2 in the third quarter of 2025 of $216 million reflecting distributions from our operating company of $250 million. Free cash flow was $719 million for the nine months ended September 30, 2025, and nearly $1 billion for the 12 months ended September 30, 2025, reflecting distributions from our operating company of nearly $1.1 billion.
▪Returned $210 million to common shareholders in the third quarter of 2025 through $154 million of common share repurchases and $56 million in common dividends. Capital return to common shareholders for the nine months ended September 30, 2025 was $657 million, and $805 million for the 12 months
1 Excludes certain internal exchanges
2 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

ended September 30, 2025.
▪In September 2025, announced a $1 billion increase to the Company’s existing common share repurchase authorization
▪Cash and highly liquid securities at the holding company of over $750 million as of September 30, 2025, which was above Jackson’s targeted $250 million minimum liquidity buffer

Laura Prieskorn, President and Chief Executive Officer of Jackson, stated, “Our third quarter performance highlights the ongoing strength and momentum of our business as we advance toward our strategic goals. Retail annuity sales grew year over year, driven by our broad and innovative product portfolio, including record RILA sales and the successful launch of our Jackson Income Assurance℠ and Jackson Income Assurance℠ Advisory fixed index annuities. Our robust in-force book continued to deliver healthy free cash flow, generating $216 million in the quarter and nearly $1 billion over the past year. In addition, we returned $210 million to common shareholders, increased our estimated RBC ratio, and further enhanced our already substantial excess cash position at the holding company. Looking ahead, we believe we are well positioned to extend on this momentum through the remainder of 2025 and into 2026, continuing our commitment to helping Americans achieve financial security.”

Consolidated Third Quarter 2025 Results

The Company reported net income attributable to Jackson Financial Inc. common shareholders of $65 million, or $0.92 per diluted share for the three months ended September 30, 2025, compared to $(480) million, or $(6.37) per diluted share for the three months ended September 30, 2024. The current quarter benefited from more favorable earnings in business reinsured to third parties as well as improved net hedging results versus the prior year’s third quarter. The results of reinsured business can differ significantly from quarter to quarter; however, these results do not impact our statutory capital or free cash flow and have a minimal net impact on shareholders’ equity because of the offset from related changes in Accumulated other comprehensive income (AOCI). We believe the non-GAAP measure of adjusted operating earnings better represents the underlying performance of our business as adjusted operating earnings exclude, among other things, changes in the fair value of derivative instruments and market risk benefits tied to market movements.

Adjusted operating earnings for the three months ended September 30, 2025, were $433 million, or $6.16 per diluted share, compared to $350 million or $4.60 per diluted share for the three months ended September 30, 2024. The current quarter per share amount benefited from higher spread income due to growth in average RILA and Institutional AUM, lower operating expenses, and a reduced share count due to repurchases, partially offset by higher mortality in the closed block segment.

Total common shareholders’ equity was $9.7 billion or $139.19 per diluted share as of September 30, 2025, compared to $9.2 billion or $124.21 per diluted share as of December 31, 2024. Adjusted book value attributed to common shareholders3 was $11.0 billion or $158.44 per diluted share as of September 30, 2025, compared to $11.2 billion or $150.11 per diluted share as of December 31, 2024. The per share increase was driven primarily by a reduction in the diluted share count due to common share repurchases and year-to-date adjusted operating earnings of $1.2 billion. This was partially offset by capital return to shareholders during the nine months ended September 30, 2025. Return on equity attributable to common shareholders for the nine months ended September 30, 2025 was 2.7%. Adjusted operating return on equity attributable to common shareholders for the nine months ended September 30, 2025 was 14%, up from 13% in the comparable period in the prior year.

3 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

Segment Results – Pretax Adjusted Operating Earnings3

	Three Months Ended
(in millions)	September 30, 2025	September 30, 2024
Retail Annuities	$494	$458
Institutional Products	31	17
Closed Life and Annuity Blocks	15	7
Corporate and Other	(35)	(71)
Total[4]	$505	$411

Retail Annuities

Retail Annuities reported pretax adjusted operating earnings of $494 million in the third quarter of 2025, compared to $458 million in the third quarter of 2024. The current quarter results primarily reflect higher spread income resulting from growth in average RILA AUM and higher fee income resulting from growth in average variable annuity AUM.

Total retail annuity sales5 of $5.4 billion in the third quarter of 2025 were up from $5.3 billion in the third quarter of 2024. Traditional variable annuity sales5 of $2.9 billion in the current quarter were up from $2.6 billion in the third quarter of 2024, reflecting higher sales of products without lifetime benefits. Record RILA sales of $2.1 billion were up from $1.6 billion in the third quarter of 2024. Fixed and fixed index annuity sales in the current quarter of $444 million were down from a strong level of $1 billion in the third quarter of 2024.

Institutional Products

Institutional Products reported pretax adjusted operating earnings of $31 million in the third quarter of 2025, compared to $17 million in the third quarter of 2024, driven by higher spread income reflecting significant growth in AUM. Net flows were $447 million in the current quarter, and total account value of $10.9 billion was up from $7.9 billion in the third quarter of 2024. Sales results underscore our continued ability to capitalize on robust demand for spread lending, demonstrating the effectiveness of our opportunistic sales strategy and our strong market positioning.

Closed Life and Annuity Blocks

Closed Life and Annuity Blocks reported pretax adjusted operating income of $15 million in the third quarter of 2025, compared to $7 million in the third quarter of 2024, reflecting higher spread income, partially offset by higher mortality.

Corporate and Other

Corporate and Other reported a pretax adjusted operating (loss) of $(35) million in the third quarter of 2025, compared to $(71) million in the third quarter of 2024, primarily due to lower general and administrative expense. Corporate and Other also includes the results of PPM, which has experienced 18% growth in AUM from the third quarter of 2024. AUM as of September 30, 2025 was $90.1 billion, up from $76.7 billion as of September 30, 2024 driven by growth in both Jackson’s general account and third-party AUM.

4 See reconciliation of Net Income to Total Pretax Adjusted Operating Earnings in the Appendix to this release.
5 Excludes certain internal exchanges

Capitalization and Liquidity

(Unaudited, in billions)	September 30, 2025	June 30, 2025
Statutory Total Adjusted Capital (TAC) Jackson National Life Insurance Company	$5.6	$5.3
Statutory TAC at JNL was $5.6 billion as of September 30, 2025, up from $5.3 billion as of June 30, 2025. TAC was supported by strong earnings on in-force business, partially offset by a $250 million distribution to JNL’s parent during the third quarter and the related reduction in deferred tax asset admissibility. JNL’s estimated RBC ratio was 579% as of September 30, 2025, up from the second quarter of 2025 as higher TAC was only partially offset by an increase in estimated company action level required capital. Holding company free cash flow totaled $216 million in the third quarter of 2025, $719 million for the nine months ended September 30, 2025, and nearly $1 billion over the 12 months ended September 30, 2025, reflecting nearly $1.1 billion of distributions from the operating company.

Cash and highly liquid securities at the holding company totaled over $750 million as of September 30, 2025, which was above our targeted minimum liquidity buffer of $250 million.

Earnings Conference Call

Jackson will host a conference call on Wednesday, November 5, 2025, at 11 a.m. ET to review the third quarter results. The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the SEC) on February 26, 2025, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this release consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this release. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” Appendix of this release.

Certain financial data included in this release consists of statutory accounting principles (“statutory”) financial measures,

including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2024. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for 3 consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

WEBSITE INFORMATION
Visit investors.jackson.com to view information regarding Jackson Financial Inc., including a supplement regarding the third quarter results. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

Investor Relations Contacts:
Liz Werner
elizabeth.werner@jackson.com

Andrew Campbell
andrew.campbell@jackson.com

Media Contact:
Patrick Rich
mediarelations@jackson.com

APPENDIX

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax, non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) (JFI) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI’s net cash provided by (used in) operating activities in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders or other corporate initiatives.

For additional detail on the non-GAAP financial measures, please refer to the supplement regarding the third quarter ended September 30, 2025, posted on our website, https://investors.jackson.com.

The following is a reconciliation of Adjusted Operating Earnings to net income (loss) attributable to Jackson Financial Inc. common shareholders, the most comparable U.S. GAAP measure.

U.S. GAAP Net Income (Loss) to Adjusted Operating Earnings

	Three Months Ended
(in millions, except share and per share data)	September 30, 2025	September 30, 2024
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$65	$(480)
Add: dividends on preferred stock	11	11
Add: income tax expense (benefit)	(19)	(113)
Pretax income (loss) attributable to Jackson Financial Inc.	57	(582)
Non-operating adjustments – (income) loss:
Guaranteed benefits and hedging results:
Fees attributable to guarantee benefit reserves	(765)	(779)
Net (gains) losses on hedging instruments	14	(591)
Market risk benefits (gains) losses, net	(226)	1,172
Net reserve and embedded derivative movements	1,160	493
Total net hedging results	183	295
Amortization of DAC associated with non-operating items at date of transition to LDTI[1]	125	135
Actuarial assumption updates and model enhancements	—	—
Net realized investment (gains) losses	1	45
Net realized investment (gains) losses on funds withheld assets	379	784
Net investment income on funds withheld assets	(203)	(269)
Other items	(37)	3
Total non-operating adjustments	448	993
Pretax adjusted operating earnings	505	411
Less: operating income tax expense (benefit)	61	50
Adjusted operating earnings before dividends on preferred stock	444	361
Less: dividends on preferred stock	11	11
Adjusted operating earnings	$433	$350

Weighted Average diluted shares outstanding	70,279,275	76,125,719
Net income (loss) per diluted share	$0.92	$(6.37)
Adjusted Operating Earnings per diluted share	$6.16	$4.60

1LDTI - Adoption of FASB issued ASU 2018-12 “Targeted Improvements to the Accounting for Long Duration Contracts”.

The following is a reconciliation of free cash flow at Jackson Financial Inc. (JFI) to JFI net cash provided by (used in) operating activities (parent company only), the most comparable U.S. GAAP measure.

Free cash flow at JFI to JFI net cash provided by (used in) operating activities

	Three Months Ended
(in millions)	September 30, 2025	September 30, 2024
Jackson Financial, Inc. Net cash provided by operating activities (Parent Company Only)	$22	$34

Adjustments from net cash provided by operating activities to free cash flow:
Capital distributions from subsidiaries	205	255
Dividends on preferred stock	(11)	(11)
Total adjustments	194	244

Free cash flow	$216	$278

Free Cash Flow is Comprised of:
Capital distributions from subsidiaries	205	255
Interest on surplus note from subsidiary	45	45
Cash distributed to JFI	250	300

Parent company expenses	(33)	(25)
Net investment income and other income	8	6
Other, net	(9)	(3)
JFI expenses and other, net	(34)	(22)

Free cash flow	$216	$278

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on the Adjusted Book Value of JFI.

(in millions)	September 30, 2025	December 31, 2024
Total shareholders’ equity	$10,229	$9,764
Less: Preferred equity	533	533
Total common shareholders’ equity	9,696	9,231
Adjustments to total common shareholders’ equity:
Exclude Accumulated Other Comprehensive (Income) Loss attributable to Jackson Financial Inc.	1,341	1,925
Adjusted Book Value Attributable to Common Shareholders	$11,037	$11,156

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2025	2024
(in millions, except share and per share data)
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $11 and $39 at September 30, 2025 and December 31, 2024, respectively (amortized cost: 2025 $49,228; 2024 $45,007)	$46,087	$40,289
Debt Securities, at fair value under fair value option	3,482	3,046
Equity securities, at fair value	180	197
Mortgage loans, net of allowance for credit losses of $143 and $121 at September 30, 2025 and December 31, 2024, respectively	9,571	9,462
Mortgage loans, at fair value under fair value option	349	449
Policy loans (including $3,592 and $3,489 at fair value under the fair value option at September 30, 2025 and December 31, 2024, respectively)	4,487	4,403
Freestanding derivative instruments	486	297
Other invested assets	3,049	2,864
Total investments	67,691	61,007
Cash and cash equivalents	4,562	3,767
Accrued investment income	585	529
Deferred acquisition costs	11,654	11,887
Reinsurance recoverable, net of allowance for credit losses of $26 and $27 at September 30, 2025 and December 31, 2024, respectively	20,053	21,830
Reinsurance recoverable on market risk benefits, at fair value	116	121
Market risk benefit assets, at fair value	8,521	8,899
Deferred income taxes, net	573	480
Other assets	757	787
Separate account assets	239,046	229,143
Total assets	$353,558	$338,450

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2025	2024
(in millions, except share and per share data)
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$10,912	$11,072
Other contract holder funds	65,289	58,312
Market risk benefit liabilities, at fair value	3,733	3,774
Funds withheld payable under reinsurance treaties (including $3,775 and $3,667 at fair value under the fair value option at September 30, 2025 and December 31, 2024, respectively)	15,498	16,742
Long-term debt	2,030	2,034
Repurchase agreements and securities lending payable	1,032	1,554
Collateral payable for derivative instruments	92	150
Freestanding derivative instruments	199	361
Notes issued by consolidated variable interest entities, at fair value under fair value option	2,618	2,343
Other liabilities	2,608	2,983
Separate account liabilities	239,046	229,143
Total liabilities	343,057	328,468

Equity
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at September 30, 2025 and December 31, 2024; liquidation preference $25,000 per share	533	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 68,333,010 and 73,380,643 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	6,056	6,046
Treasury stock, at cost; 26,155,305 and 21,107,672 shares at September 30, 2025 and December 31, 2024, respectively	(1,493)	(1,007)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(401) and $(311) at September 30, 2025 and December 31, 2024, respectively	(2,609)	(3,522)
Retained earnings	7,741	7,713
Total shareholders' equity	10,229	9,764
Noncontrolling interests	272	218
Total equity	10,501	9,982
Total liabilities and equity	353,558	338,450

Condensed Consolidated Income Statements

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
Revenues
Fee income	$2,025	$2,032	$5,953	$6,038
Premiums	31	31	111	106
Net investment income:
Net investment income excluding funds withheld assets	653	457	1,672	1,384
Net investment income on funds withheld assets	203	269	657	824
Total net investment income	856	726	2,329	2,208
Net gains (losses) on derivatives and investments:
Net gains (losses) on derivatives and investments	(1,132)	102	(2,649)	(4,132)
Net gains (losses) on funds withheld reinsurance treaties	(379)	(784)	(1,094)	(1,199)
Total net gains (losses) on derivatives and investments	(1,511)	(682)	(3,743)	(5,331)
Other income	15	14	45	25
Total revenues	1,416	2,121	4,695	3,046

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	230	209	730	639
(Gain) loss from updating future policy benefits cash flow assumptions, net	13	—	37	(7)
Market risk benefits (gains) losses, net	(226)	1,172	(183)	(2,062)
Interest credited on other contract holder funds, net of deferrals and amortization	313	275	896	821
Interest expense	25	25	75	76
Operating costs and other expenses, net of deferrals	714	742	2,072	2,105
Amortization of deferred acquisition costs	275	277	824	832
Total benefits and expenses	1,344	2,700	4,451	2,404
Pretax income (loss)	72	(579)	244	642
Income tax expense (benefit)	(19)	(113)	(14)	24
Net income (loss)	91	(466)	258	618
Less: Net income (loss) attributable to noncontrolling interests	15	3	27	17
Net income (loss) attributable to Jackson Financial Inc.	76	(469)	231	601
Less: Dividends on preferred stock	11	11	33	33
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$65	$(480)	$198	$568

Earnings per share
Basic	$0.93	$(6.37)	$2.76	$7.41
Diluted[1]	$0.92	$(6.37)	$2.75	$7.34
(1) If we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 751,646 shares for the three months ended September 30, 2024.